
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
MARCH 31, 1995 FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                       8,100,000
<SECURITIES>                               959,600,000<F1>
<RECEIVABLES>                            7,001,000,000<F2>
<ALLOWANCES>                             (184,200,000)
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                           8,342,800,000
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                  6,420,300,000<F4>
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0
<OTHER-SE>                               1,140,100,000<F5>
<TOTAL-LIABILITY-AND-EQUITY>             8,342,800,000
<SALES>                                              0<F3>
<TOTAL-REVENUES>                           333,200,000
<CGS>                                                0<F3>
<TOTAL-COSTS>                              259,900,000
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                            39,600,000<F6>
<INTEREST-EXPENSE>                         113,400,000<F6>
<INCOME-PRETAX>                             73,300,000
<INCOME-TAX>                                26,200,000
<INCOME-CONTINUING>                         47,100,000
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                47,100,000
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0<F3>

<F1>Includes the following items from the financial statements: total investments $959,600,000.
<F2>Includes the following items from the financial statements: consumer finance receivables $6,824,200,000 and other receivables $176,800,000
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: certificates of deposit $82,800,000; short-term borrowings $1,827,500,000 and long-term debt $4,510,000,000.
<F5>Includes the following items from the financial statements: additional paid-in capital $163,500,000; retained earnings $991,600,000; unrealized gain
(loss) on investments ($14,700,000); and cumulative translation adjustment ($300,000).
<F6>Included in total costs and expenses applicable to sales and revenue.
